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                                                                    EXHIBIT 11.1

                               DIGENE CORPORATION

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS



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
                                                                                           Year ended June 30,
                                                                                           -------------------
                                                                                1994              1995             1996
                                                                                ----              ----             ----
Net loss per share:
Weighted average shares of Common
 Stock outstanding  . . . . . . . . . . . . . . . . . . . . . . .                365,920          368,356        1,545,247
Shares of 1994 Series Preferred Stock
 issued during the twelve month period
 prior to the initial filing of the
 S-1 (using the treasury method)  . . . . . . . . . . . . . . . .                192,607          192,607          192,607
Shares of Common Stock issued during
 the twelve month period prior to
 the initial filing of the S-1
 (using the treasury method)  . . . . . . . . . . . . . . . . . .                  5,295            5,295            5,295
Common equivalent shares
 from options and warrants issued
 during the twelve month period
 prior to the initial filing of the
 S-1 (using the treasury stock method)  . . . . . . . . . . . . .                283,666          283,666          283,666
                                                                             -----------      -----------      -----------
Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                847,488          849,924        2,026,815
                                                                             ===========      ===========      ===========
Loss for the period . . . . . . . . . . . . . . . . . . . . . . .            $(1,433,439)     $(1,513,910)     $(2,635,013)
                                                                             ===========      ===========      ===========
Net loss per share  . . . . . . . . . . . . . . . . . . . . . . .                 $(1.69)          $(1.78)          $(1.30)
                                                                             ===========      ===========      ===========
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